UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 27, 2004

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15019	13-6167838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 661-3883
(Registrant’s Telephone Number, including Area Code)

RIDER 1

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02              RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 27, 2004, we publicly announced financial results for the third quarter of 2004.  For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Non-GAAP Measurements

In addition to the GAAP results provided in the attached press release, we have provided non-GAAP measurements, which present operating income and net income as adjusted for unusual items.  Reconciliations from GAAP results to non-GAAP measurements and details of the unusual items are included in the press release.

Additionally, in the attached press release, we have provided guidance regarding estimated future financial results on both a GAAP basis and on a non-GAAP basis, excluding unusual items.

Our management, as well as certain investors, use these non-GAAP measures to analyze our current and future financial performance.  These non-GAAP measurements do not replace the presentation of our GAAP financial results.  These measurements simply provide supplemental information to assist our management and certain investors in analyzing our performance.  We have provided this information to investors to enable them to perform meaningful comparisons of past, present and future performance and as a means to better understand the results of our core on-going operations.

We believe these non-GAAP measures provide useful information to investors regarding our results of operations.  This belief is based upon the value of summarizing infrequent or significant transactions that impacted our current results of operations that are not necessarily indicative of our future results of operations, nor comparable with our results of operations of prior periods.  These non-GAAP measures are used for no purpose other than to provide supplemental information to assist our management and investors in analyzing our operational performance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	Exhibit 99	Press release reporting financial results for the third quarter of 2004, dated October 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2004	PepsiAmericas, Inc.

By:	/s/ G. Michael Durkin, Jr.
G. Michael Durkin, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99	Press release reporting financial results for the third quarter of 2004, dated October 27, 2004.